EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 76 to the Registration Statement (File Nos. 2-14677 and 811-859) (the "Registration Statement") of Massachusetts Investors Growth Stock Fund (the "Registrant"), of my opinion dated October 29, 1997, appearing in Registrant's Registration Statement No. 64 which was filed with the Securities and Exchange Commission on October 29, 1997.


                                         JAMES R. BORDEWICK, JR.
                                         -----------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 27, 2003